UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2026
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 9, 2026, Nauticus Robotics, Inc. (the “Company”) received a Holder Notice and Confirmation of Extension of Maturity Date (the “Notice”) from an institutional investor (the “Holder”) with respect to certain outstanding Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”) issued pursuant to the securities purchase agreement dated as of November 4, 2024 as previously described in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on November 5, 2024 (the “November 5 Form 8-K”). The Debentures covered by the Notice are registered in the Holder’s name or are Debentures for which the Holder has authority to exercise the maturity date extension right as described in the November 5 Form 8-K. As of the date of the Notice, the Debentures had an aggregate outstanding principal amount of $3,985,000.

In accordance with the terms of each Debenture, the Holder duly exercised its right to extend the maturity date of each such Debenture by one year, from September 9, 2026 to September 9, 2027 (the “Extensions”). The Extensions became effective upon delivery of the Notice by the Holder to the Company in accordance with Section 9(a) of each Debenture. The Company’s acknowledgment confirms receipt and recordation of the Extensions and is not a condition to the Extensions’ effectiveness.

The Extensions apply to the entire outstanding principal amount of each Debenture and the related accrued or subsequently accruing interest, liquidated damages and other amounts owing under the Debentures. Interest and other amounts continue to accrue in accordance with the existing terms, and the Debentures remain convertible and enforceable through the extended maturity date, unless earlier converted, redeemed, accelerated or otherwise paid in accordance with their terms.

No amendment fee, consent fee or other additional consideration is payable by the Company for the Extension. The Notice exercises an existing contractual right and does not otherwise amend, waive or modify the Debentures or the related transaction documents. The existing guaranties, liens, security interests and priority arrangements remain in effect, and the Notice does not provide for a novation, repayment or reissuance of the Debentures.

The foregoing description of the Notice does not purport to be complete and is qualified in its entirety by reference to the full text of the Notice, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Form of Holder Notice and Confirmation of Extension of Maturity Date, dated September 9, 2026, delivered by ATW Special Situations II, LLC to Nauticus Robotics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2026	Nauticus Robotics, Inc.

	By:	/s/ Michael A. Ferrier
		Name:	Michael A. Ferrier
		Title:	General Counsel